040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120767426-57
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/13/2012 11:20 AM
	Entity Number E0586952012-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	BUSINESS SECURITY CONSULTANTS INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) SOUTHWEST BUSINESS SERVICES, LLC Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 701 N GREEN VALLEY PKWY SUITE #258 (Street Address) HENDERSON (City) Nevada 89074 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) LAWRENCE E. SCHREIBER (Name) 4309 ROBINS RIDGE DRIVE (Street Address) LAS VEGAS (City) NV (State) 89129 (Zip Code) 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	LAWRENCE E. SCHREIBER (Name) **X** LAWRENCE E. SCHREIBER (**Incorporator Signature**) 4309 ROBINS RIDGE DRIVE (Address) LAS VEGAS (City) NV (State) 89129 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** SOUTHWEST BUSINESS SERVICES, LLC 11/13/2012 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date

This form must be accompanied by appropriate fees.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

BUSINESS SECURITY CONSULTANTS INC. | E0586952012-8

NAME OF CORPORATION

FOR THE FILING PERIOD OF 11/2012 TO 11/2013

100101

****YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov****

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

SOUTHWEST BUSINESS SERVICES, LLC
701 N GREEN VALLEY PKWY SUITE #258
HENDERSON, NV 89074 USA

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	Document Number **20120768043-43**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **11/13/2012 12:59 PM**
	Entity Number **E0586952012-8**

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code:

☐ Month and year your State Business License expires: 20

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes

001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
LAWRENCE E SCHREIBER	PRESIDENT (OR EQUIVALENT OF)	4309 ROBINS RIDGE DRIVE , USA	LAS VEGAS	NV	89129
LAWRENCE E SCHREIBER	SECRETARY (OR EQUIVALENT OF)	4309 ROBINS RIDGE DRIVE , USA	LAS VEGAS	NV	89129
LAWRENCE E SCHREIBER	TREASURER (OR EQUIVALENT OF)	4309 ROBINS RIDGE DRIVE , USA	LAS VEGAS	NV	89129
LAWRENCE E SCHREIBER	DIRECTOR	4309 ROBINS RIDGE DRIVE , USA	LAS VEGAS	NV	89129

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X LAWRENCE E SCHREIBER | Title: PRESIDENT | Date: 11/13/2012 12:57:01 PM

Signature of Officer